UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 5, 2012

NVR, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-12378	54-1394360
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11700 Plaza America Drive, Suite 500 Reston, Virginia		20190
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 703-956-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 10, 2012, NVR, Inc. (the “Company”) closed its sale of $600 million aggregate principal amount of its 3.950% Senior Notes due 2022 (the “Senior Notes”) pursuant to an Underwriting Agreement, dated September 5, 2012 (the “Underwriting Agreement”), between the Company and Credit Suisse Securities (USA) LLC, as representative of the several underwriters named in Schedule A to the Underwriting Agreement (the “Underwriters”). The Senior Notes have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-3 (File No. 333-183716) (the “Registration Statement”) previously filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act, other obligations of the parties and termination provisions.

The Company maintains ordinary banking and commercial relationships with the Underwriters and their affiliates, for which they receive customary fees.

The offering is more fully described in the prospectus supplement, dated September 5, 2012 and filed with the Commission on September 6, 2012, to the accompanying prospectus filed with the Commission on September 5, 2012, as part of the Registration Statement. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and incorporated herein by reference.

The Senior Notes were issued pursuant to a Fifth Supplemental Indenture, dated as of September 10, 2012, between the Company and U.S. Bank Trust National Association, as trustee (the “Trustee”), to the indenture dated as of April 14, 1998 (together, the “Indenture”), between the Company and the Trustee.

The Senior Notes bear interest at the fixed rate of 3.950% per year and mature on September 15, 2022. Interest on the Senior Notes is payable semi-annually on March 15 and September 15 of each year, commencing on March 15, 2013. The Company may redeem the Senior Notes, in whole or in part, at any time prior to their maturity at the redemption price described in the Indenture, which includes a make-whole premium for redemptions prior to June 15, 2022. Additionally, at the option of the holders of the Senior Notes, the Company may be required to repurchase all or a portion of the Senior Notes of a holder upon the occurrence of a change of control repurchase event, as defined in the Indenture, at a price equal to 101% of their aggregate principal amount, plus accrued and unpaid interest, to the date of repurchase.

The Indenture provides, among other things, that the Senior Notes will be senior unsecured obligations of the Company and rank equal in right of payment to all of the Company’s existing and future unsecured debt and other obligations that are not, by their terms, expressly subordinated in right of payment to the Senior Notes.

The Indenture imposes certain limitations on the ability of the Company and its restricted subsidiaries, as defined in the Indenture, to create or incur secured debt and to enter into sale and leaseback transactions. The Indenture also imposes certain limitations on the ability of the Company to merge or consolidate with or into any other person (other than a merger of a subsidiary into the Company) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all of the property of the Company in any one transaction or series of related transactions.

The Indenture provides for customary events of default which include (subject in certain cases to customary grace and cure periods), among others: nonpayment of principal or interest, breach of covenants or other agreements in the Indenture, defaults in or failure to pay certain other indebtedness, and certain events of bankruptcy or insolvency. Generally, if an event of default occurs, the Trustee or the holders of at least 25% in principal amount of the then outstanding Senior Notes may declare the principal of and accrued interest and premium (if any) on all of the Senior Notes to be due and payable immediately.

Other material terms of the Senior Notes and the Indenture are more fully described in the prospectus supplement, dated September 5, 2012 and filed with the Commission on September 6, 2012, to the accompanying prospectus filed with the Commission on September 5, 2012, as part of the Registration Statement. The foregoing description of the terms of the Senior Notes does not purport to be complete and is qualified in its entirety by reference to the Indenture, which is filed as Exhibit 4.3 to the Company’s Form 8-K filed with the Commission on April 23, 1998 and the Fifth Supplemental Indenture, which is filed as Exhibit 4.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

1.1	Underwriting Agreement dated September 5, 2012 among NVR, Inc. and Credit Suisse Securities (USA) LLC, as representative of the several underwriters

4.1	Fifth Supplemental Indenture dated September 10, 2012 among NVR, Inc., and U.S. Bank Trust National Association

4.2	Form of Global Note

5.1	Opinion of Hogan Lovells US LLP

12.1	Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 10, 2012		/s/ Dennis M. Seremet
	Name:	Dennis M. Seremet
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

1.1	Underwriting Agreement dated September 5, 2012 among NVR, Inc. and Credit Suisse Securities (USA) LLC, as representative of the several underwriters

4.1	Fifth Supplemental Indenture dated September 10, 2012 among NVR, Inc., and U.S. Bank Trust National Association

4.2	Form of Global Note

5.1	Opinion of Hogan Lovells US LLP

12.1	Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)